Exhibit 10.1

INDEPENDENT AUDITORS’ CONSENT

Members of the Board

MTR Corporation Limited:

We consent to incorporation by reference in the registration statement on Form F-3 (No. 333-13904) of MTR Corporation Limited and MTR Corporation (C.I.) Limited of our report dated March 6, 2003, relating to the consolidated balance sheets of the MTR Corporation Limited and its subsidiaries (the “Group” as of December 31, 2001 and 2002, the consolidated statements of changes in equity for the years ended December 31, 2001 and 2002, and the related consolidated profit and loss accounts and consolidated cash flow statements for each of the years in the three-year period ended December 31, 2002, which report appears in the annual report on Form 20-F of the Group for the fiscal year ended December 31, 2002.

/s/KPMG

Hong Kong

June 25, 2003